UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

Claimsnet.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17304 Preston Road, Suite 700, Dallas, Texas		75252
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 818-0720

N/A

14860 Montfort Drive, Suite 250, Dallas, Texas	75254
(Former name or former address, if changed since last report.)	(zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

TABLE OF CONTENTS

2.01 Completion of Acquisition or Disposition of Assets.

3.02 Unregistered Sales of Equity Securities.

5.01 Change of Control.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

7.01 Regulation FD Disclosure.

8.01 Other Events.

9.01 Financial Statements and Exhibits.

3 (i) Copy of Certificate of Designate on Series F Preferred Stock.

10.1 Assignment and Assumption Agreement entered into on March 9, 2013 by Claimsnet.com, Inc. and ANC Holdings, LLC.*

10.2 Amended Acquisition Agreement by and between Claimsnet.com, Inc. and TransCoastal Corporation Incorporated by reference to the Registrant’s Form 10-Q filed on May 7, 2013.

10.3 Reserve Report dated as of January 1, 2013.

99.1 Fiscal Years 2011 and 2012 Audited Financial Statements of TransCoastal, a Texas Corporation. And Pro Forma Condensed Consolidated Financial Statements showing effect of the acquisition of TransCoastal Corporation*

99.2 Copy of press release issued May 14, 2013.*

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 9, 2013 we acquired a majority interest in TransCoastal Corporation, a Texas corporation. We issued a total of 3,721,036 of our Series F Preferred Stock ("Preferred Stock") in consideration for the TransCoastal selling stockholders 21,154,478 common stock shares of TransCoastal. The aforementioned shares represent 93.03% of the 22,740,590 total issued and outstanding common stock of TransCoastal. Each share of Preferred Stock issued has the attribute of having the voting right equal to 1,170.076 shares of common stock thereby giving the selling TransCoastal stockholders control of the corporation with the ability to vote 99.2% of all the votes eligible to vote for any matter brought before our equity holders.

About TransCoastal

TCC was founded in 1998 for the purpose of acquiring producing oil and gas properties and participating in developmental drilling ventures with independent oil and gas operators.   The Company subsequently evolved into an independent operating company focused on the acquisition, development, and production of oil and gas properties.

Since 2000, the Company has focused primarily on the development of oil and gas reserves in Texas.   TCC has acquired and divested over 100 wells to date, and an inventory comprising of over 100+ PUD locations in over 5,000 acres for its development program.   TCC and its operating subsidiary, CoreTerra Operating, LLC, has employed or contracted engineers, geologists, land specialists, technicians and supervisors to maintain its existing properties and to expand its core areas.

CoreTerra Operating, LLC a Texas limited liability company is a wholly owned subsidiary of TransCoastal. CoreTerra is located in Pampa Texas and acts as TransCoastal's primary operator and properties manager for its oil and gas properties.

For the fiscal year 2012, TransCoastal turned the corner and generated a profit from operations.  TCC has reinvested those profits back into the company’s oil and gas properties intends to do so in the future.  TCC is seeking additional funding sources in order to accelerate the drilling and development of its properties (assets) and is currently seeking additional acquisitions which may be accretive to the company’s oil and gas assets.

Business Strategy

Our goal is to build long-term stockholder value by growing reserves and production in a cost-efficient manner. To accomplish our goal, we plan to carry out a balanced program of (1) developing our multi-year inventory in the Barnett oil shale resource play, oil properties near Pampa, Texas, and expand into other areas such as the Permian Basin and Wolfcamp oil shale play (2) operating as a low-cost producer, (3) pursuing strategic, complementary acquisitions and (4) maintaining financial flexibility. The following are key elements of our strategy:

 • Develop our properties.    We believe we have a large inventory of drilling locations that provide us the ability to continue to increase production and reserves at a competitive cost. We plan to dedicate substantially all of our 2012 and 2013 exploration and development drilling budget to our current owned properties. Focusing on our regional approach allows us to develop operating, technical and regional expertise important to interpreting geological and operating trends, enhancing production rates and maximizing well recovery.

• Operate our properties as a low-cost producer.    We strive to minimize our operating costs by concentrating our assets within geographic areas where we can consolidate operating control and, thus, create operating efficiencies. We operate 100% of our reserve base and plan to continue to operate a substantial portion of our producing properties in the future. Operating control allows us to better manage timing and risk as well as the cost of exploration and development, drilling and ongoing operations.

 • Acquire strategic, complementary assets.    We continually review opportunities to acquire producing properties, undeveloped acreage and drilling prospects in our existing core area and in additional areas such as the Permian Basin. We focus particularly on opportunities where we believe our operational efficiency, reservoir management and geological expertise in unconventional oil and gas properties will enhance value and performance. We remain focused on unconventional resource opportunities, but will also look at conventional opportunities based on individual project economics and strategic fit.

Development and Exploration Activities

Economic factors prevailing in the oil and gas industry change from time to time. The uncertain nature and trend of economic conditions and energy policy in the oil and gas business generally make flexibility of operating policies important in achieving desired profitability. We intend to evaluate continuously all conditions affecting our potential activities and to react to those conditions, as we deem appropriate from time to time by engaging in businesses we believe will be the most profitable for us. Given the current high price for crude oil and the lower price for natural gas we currently are concentrating our acquisitions in the Texas panhandle and other oil producing areas of Texas.

In addition, in order to finance future development and exploration activities, we will be seeking additional equity and debt funding and we may sponsor or manage public or private partnerships depending upon the number, size and economic feasibility of our generated prospects, the level of participation of industry partners and various other factors. However, potential investors should note that we currently do not have in place any definite future financing opportunities and there can be no assurance that we will be able to enter into such financing arrangements or that if we are able to enter into such arrangements, we will be able to achieve any profitability as a result of our operations.

General Regulations

Both state and federal authorities regulate the extraction, production, transportation, and sale of oil, gas, and minerals.  The executive and legislative branches of government at both the state and federal levels have periodically proposed and considered proposals for establishment of controls on alternative fuels, energy conservation, environmental protection, taxation of crude oil imports, limitation of crude oil imports, as well as various other related programs.  If any proposals relating to the above subjects were to be enacted, we cannot predict what effect, if any, implementation of such proposals would have upon our operations.  A listing of the more significant current state and federal statutory authority for regulation of our current operations and business are provided below.

Federal Regulatory Controls

Historically, the transportation and sale of natural gas in interstate commerce have been regulated by the Natural Gas Act of 1938 (the (“NGA”), the Natural Gas Policy Act of 1978 (the “NGPA”) and associated regulations by the Federal Energy Regulatory Commission (“FERC”).  The Natural Gas Wellhead Decontrol Act (the “Decontrol Act”) removed, as of January 1, 1993, all remaining federal price controls from natural gas sold in “first sales.”  The FERC’s jurisdiction over natural gas transportation was unaffected by the Decontrol Act.

In 1992, the FERC issued regulations requiring interstate pipelines to provide transportation, separate or “unbundled,” from the pipelines’ sales of gas (Order 636).  This regulation fostered increased competition within all phases of the natural gas industry.  In December 1992, the FERC issued Order 547, governing the issuance of blanket market sales certificates to all natural gas sellers other than interstate pipelines, and applying to non-first sales that remain subject to the FERC’s NGA jurisdiction.  These orders have fostered a competitive market for natural gas by giving natural gas purchasers access to multiple supply sources at market-driven prices.  Order No. 547 increased competition in markets in which we sell our natural gas.

Recently a new wave of legislation and regulation at the federal level has been initiated. Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  Without limiting the generality of the foregoing, these laws and regulations may:

-	require the acquisition of a permit before drilling commences;
-	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;
-	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and other protected areas;
-	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and
-	impose substantial liabilities for pollution resulting from our operations.

Our operations use hydraulic fracturing to drill new oil and gas wells. Hydraulic fracturing is a process that is used to release hydrocarbons, particularly natural gas, from certain geological formations. The process involves the injection of water (typically mixed with significant quantities of sand and small quantities of chemical additives) under pressure into the formation to fracture the surrounding rock and stimulate movement of hydrocarbons through the formation. The process is typically regulated by state oil and gas commissions and has been exempt (except when the fracturing fluids or propping agents contain diesel fuels) since 2005 from United States federal regulation pursuant to the Safe Drinking Water Act.

The EPA is conducting a comprehensive study of the potential environmental impacts of hydraulic fracturing activities, and a committee of the United States House of Representatives is also conducting an investigation of hydraulic fracturing practices. The results of the EPA study and House investigation could lead to restrictions on hydraulic fracturing. The EPA is currently working on new guidance for application of the Safe Drinking Water Act permits for drilling or completing processes that use fracturing fluids or propping agents containing diesel fuels. In addition, the EPA proposed regulations under the federal Clean Air Act in July 2011 regarding certain criteria and hazardous air pollutant emissions from hydraulic fracturing wells and, in October 2011, announced its intention to propose regulations by 2014 under the federal Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other gas production. Legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing, including, for example, requiring disclosure of chemicals used in the fracturing process or seeking to repeal the exemption from the Safe Drinking Water Act. If adopted, such legislation would add an additional level of regulation and necessary permitting at the federal level and could make it more difficult to complete wells using hydraulic fracturing. Similar laws and regulations with respect to chemical disclosure also exist or are being considered by the United States Department of Interior and in several states, including certain states in which we operate, that could restrict hydraulic fracturing.

Future United States federal, state or local laws or regulations could significantly restrict, or increase costs associated with hydraulic fracturing and make it more difficult or costly for producers to conduct hydraulic fracturing operations, which could result in a decline of our exploration and production. New laws and regulations, and new enforcement policies by regulatory agencies, could also expressly restrict the quantities, sources and methods of water use and disposal in hydraulic fracturing and otherwise increase our costs and our customers’ cost of compliance, which could minimize water use and disposal needs even if other limits on drilling and completing new wells were not imposed. Any decline in exploration and production or any restrictions on water use and disposal could result in a decline in our drilling and rework activity and have a material adverse effect on our business, financial condition, results of operations and cash flows.

The recent trend toward stricter standards in environmental legislation and regulation is likely to continue.  The enactment of stricter legislation or the adoption of stricter regulation could have a significant impact on our operating costs, as well as on the oil and gas industry in general.

State Regulatory Controls

In each state where we conduct or contemplate oil and gas activities, these activities are subject to various regulations.  The regulations relate to the extraction, production, transportation and sale of oil and natural gas, the issuance of drilling permits, the methods of developing new production, the spacing and operation of wells, the conservation of oil and natural gas reservoirs and other similar aspects of oil and gas operations.  In particular, the State of Texas (where we have conducted the majority of our oil and gas operations to date) regulates the rate of daily production allowable from both oil and gas wells on a market demand or conservation basis.  At the present time, no significant portion of our production has been curtailed due to reduced allowables.  We know of no proposed regulation that will significantly impede our operations.

State Environmental Regulations

Our extraction, production and drilling operations are subject to environmental protection regulations established by federal, state, and local agencies. To the best of our knowledge, we believe that we are in compliance with the applicable environmental regulations established by the agencies with jurisdiction over our operations.  We are acutely aware that the applicable environmental regulations currently in effect could have a material detrimental effect upon our earnings, capital expenditures, or prospects for profitability.  Our competitors are subject to the same regulations and therefore, the existence of such regulations does not appear to have any material effect upon our position with respect to our competitors.  The Texas Legislature has mandated a regulatory program for the management of hazardous wastes generated during crude oil and natural gas exploration and production, gas processing, oil and gas waste reclamation and transportation operations. The disposal of these wastes, as governed by the Railroad Commission of Texas, is becoming an increasing burden on the industry.

As discussed above the likelihood of increased level of regulations at the federal level will also have a corresponding regulatory action at the state level.

Revenues from oil and gas production are subject to taxation by the state in which the production occurred.  In Texas, the state receives a severance tax of 4.6% for oil production and 7.5% for gas production.  These high percentage state taxes can have a significant impact upon the economic viability of marginal wells that we may produce and require plugging of wells sooner than would be necessary in a less arduous taxing environment.

Acquisition of Other Assets and Leveraging of Assets Acquired

The Company intends to acquire additional assets of a similar type and nature as the assets it currently has. In the event Company is unable to acquire the additional assets it plans to acquire it will take the Company significantly longer to implement profitable revenue producing activities. Any pro forma financial projections would then need to be adjusted to reflect the change in circumstances. If Company should acquire additional assets the assets may or may not be in the same geographical location as the assets we currently own as the Company reserves the right to acquire assets or operate in any geographic locations management believes, in their sole judgment, to be in the best interest of the Company.

Once the Company has acquired the assets it intends to acquire, the Company may leverage those assets by borrowing from a financial source and using the assets as collateral. While this strategy will increase the available funds for Company use it will require the Company to pay debt service from its cash flow.

There can be no assurance that the Company will be able to achieve its objectives as its plans are dependent upon a number of factors including but not limited to the completion of this Offering, the availability of additional debt and equity capital, the performance of the economy, the availability of adequate raw materials, skilled employees and managers and the activities of our competition.

Marketing

Our ability to market oil and natural gas often depends on factors beyond our control. The potential effects of governmental regulation and market factors, including alternative domestic and imported energy sources, available pipeline capacity, and general market conditions, are not entirely predictable.

Natural gas is generally sold pursuant to individually negotiated gas purchase contracts, which vary in length from spot market sales of a single day to term agreements that may extend several years. Customers who purchase natural gas include marketing affiliates of the major oil and gas companies, pipeline companies, natural gas marketing companies, and a variety of commercial and public authorities, industrial, and institutional end-users who ultimately consume the gas. Gas purchase contracts define the terms and conditions unique to each of these sales. The price received for natural gas sold on the spot market may vary daily, reflecting changing market conditions. The deliverability and price of natural gas are subject to both governmental regulation and supply and demand forces.

Our contracts are with large well capitalized and regulated entities.  We earn a premium over the sport market for increased BTU content with much of our natural gas production.  The Company does not anticipate any customer becoming unable to perform under their agreement.

Oil produced is sold at the prevailing field price to one or more of a number of unaffiliated purchasers in the area. Generally, purchase contracts for the sale of oil are cancelable on 30 days’ notice. The price paid by these purchasers is an established market or “posted” price that is offered to all producers.

Competition

The Company competes with a large number of oil and gas companies which engage in similar activities. Many of TransCoastal's competitors are larger oil and gas concerns which have significantly more resources than the Company. Consequently until the Company acquires a significant amount of properties and production cash flow it will be unable to substantially compete with those businesses.

Employees

TransCoastal currently has twenty seven full time employees however the officers of the Company spend whatever time may be required to accomplish the business of the Company on a day to day basis. None of these employees are subject to a collective bargaining agreement.  It is contemplated that in the event management’s business plan is successful that the Company will be adding full time employees once sufficient cash flow is available to compensate them.

Properties

The Company currently leases office space in Dominion Plaza, 17304 Preston Road, Suite 700, Dallas, Texas 75252.  The Company entered into a Lease Agreement on April 28, 2008, to lease 8,153 square feet of office space in Dallas, Texas for a term of 78 months and expiring on December 1, 2014.  The Company pays monthly rent of $14,264.75 and utilities of approximately $1,494.72.  The base monthly rent increases each year with a base monthly rent of $14,607.46 in 2013 and $14,947.17 in 2014.

In November 2009, the Company purchased office, garage and yard space located at 2601 W. Kentucky, Pampa, Texas 79065.  This property consists of an acre of land and a free-standing single story building that is approximately 10,000 square feet in size.

The Company’s Properties consist of approximately 7,310 gross/ 6,065 net acres, which are primarily held by production.   The Properties comprise approximately 63 producing wells generating net production of approximately 126 BOPD and 865 MCFPD during 2012.   Cash flow from operations for TransCoastal for the twelve months ending 12/31/12 was approximately $1.5 million.  The majority of the Company’s asset base is comprised of long life Panhandle oil production.  Please see attached exhibit on the Company’s estimated remaining reserves and future net revenue exhibit 10.3.

Most of the aforementioned properties serve as collateral to TransCoastal's current loan facility with Green Bank.

Forward-Looking Statements

This Current Report on Form 8-K and the attached press release contains “forward-looking statements” (statements which are not historical facts) made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as "anticipate," "could," "may," "might," "potential," "predict," "should," "estimate," "expect," "project," "believe," "plan," "envision," "continue," "intend," "target," "contemplate," or "will" and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include, but are not limited to, the time to consummate the proposed development, completion and extraction; the timing and extent of changes in market conditions and prices for natural gas and oil; the timing and extent of the Registrant's success in discovering, developing, producing and estimating reserves; the economic viability of, and the Registrant's success in drilling, the Registrant's ability to fund the acquisition, development, completion and extraction of oil and gas assets and the Registrant's planned capital investments; the Registrant's future property acquisition or divestiture activities; increased competition; and any other factors listed in the reports the Registrant has filed and may file with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which reflect the Registrant’s expectations only as of the date they were made. The Registrant undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

RISK FACTORS

Oil And Gas Drilling Is A High-Risk Activity. Our future success will depend on the success of TransCoastal's drilling programs.  In addition to the numerous operating risks described in more detail below, these activities involve the risk that no commercially productive oil or gas reservoirs will be discovered.  In addition, we are often uncertain as to the future cost or timing of drilling, completing and producing wells.  Furthermore, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including, but not limited to, the following:

-	unexpected drilling conditions;
-	pressure or irregularities in formations;
-	equipment failures or accidents;
-	adverse weather conditions;
-	inability to comply with governmental requirements; and
-	shortage or delays in the availability of drilling rigs and the delivery of equipment.

If TransCoastal experiences any of these problems, our ability to conduct operations could be adversely affected.

Factors Beyond Our Control Affect Our Ability To Market Oil And Gas. Our ability to market oil and gas from our TransCoastal subsidiary wells depends upon numerous factors beyond our control.  These factors include, but are not limited to, the following:

-	the level of domestic production and imports of oil and gas;
-	the proximity of gas production to gas pipelines;
-	the availability of pipeline capacity;
-	the demand for oil and gas by utilities and other end users;
-	the availability of alternate fuel sources;
-	the effect of inclement weather;
-	state and federal regulation of oil and gas marketing; and
-	federal regulation of gas sold or transported in interstate commerce.

If these factors were to change dramatically, our ability to market oil and gas or obtain favorable prices for our oil and gas could be adversely affected.

The Marketability Of Our Production May Be Dependent Upon Transportation Facilities Over Which We Have No Control. The marketability of our production depends in part upon the availability, proximity, and capacity of pipelines, natural gas gathering systems and processing facilities.  Any significant change in market factors affecting these infrastructure facilities could harm our business.  TransCoastal delivers some of their oil and natural gas through gathering systems and pipelines that we do not own.  These facilities may not be available to us in the future.

Oil and natural gas prices are volatile.  A substantial decrease in oil and natural gas prices could adversely affect our financial results. Our future financial condition, results of operations and the carrying value of our oil and natural gas properties depend primarily upon the prices we receive for our oil and natural gas production.  Oil and natural gas prices historically have been volatile and likely will continue to be volatile in the future, especially given world geopolitical conditions.  Our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas.  This price volatility also affects the amount of our cash flow available for capital expenditures and our ability to borrow money or raise additional capital.  The amount we can borrow or have outstanding under or bank credit facility is subject to semi-annual redeterminations.  Oil prices are likely to affect us more than natural gas prices because approximately 70% of our proved reserves are oil.  The prices for oil and natural gas are subject to a variety of additional factors that are beyond our control.  These factors include:

-	the level of consumer demand for oil and natural gas;
-	the domestic and foreign supply of oil and natural gas;

-	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
-	the price of foreign oil and natural gas;
-	domestic governmental regulations and taxes;
-	the price and availability of alternative fuel sources;
-	weather conditions, including hurricanes and tropical storms in and around the Gulf of Mexico;
-	market uncertainty;
-	political conditions in oil and natural gas producing regions, including the Middle East; and
-	worldwide economic conditions.

These factors and the volatility of the energy markets generally make it extremely difficult to predict future oil and natural gas price movements with any certainty.  Also, oil and natural gas prices do not necessarily move in tandem.  Declines in oil and natural gas prices would not only reduce revenue, but could reduce the amount of oil and natural gas that we can produce economically and, as a result, could have a material adverse effect upon our financial condition, results of operations, oil and natural gas reserves and the carrying values of our oil and natural gas properties.  If the oil and natural gas industry experiences significant price declines, we may, among other things, be unable to meet our financial obligations or make planned expenditures.

Significant capital expenditures are required to conduct our business. The development of our subsidiary TransCoastal's business and operations, excluding acquisition activities, requires substantial capital expenditures. We will fund our future capital expenditures through a combination of cash flows from operations and borrowings under our bank credit facilities and, to the extent those sources are not sufficient, we may fund capital expenditures from the proceeds of debt and equity issuances. Future cash flows from operations are subject to a number of risks and variables, such as the level of production of our customers, prices of natural gas and oil, and the other risk factors discussed herein. Our ability to obtain capital from other sources, such as the capital markets, is dependent upon many of those same factors as well as the orderly functioning of credit and capital markets. To the extent we fail to have adequate funds, we could be required to reduce our capital spending, or pursue other funding alternatives, which in turn could adversely affect our business and results of operations.

We Face Strong Competition From Other Energy Companies That May Negatively Affect Our Ability To Carry On Operations. TransCoastal operates in the highly competitive areas of oil and gas exploration, development and production.  Factors that affect our subsidiary's ability to successfully compete in the marketplace include, but are not limited to, the following:

-	the availability of funds and information relating to a property;
-	the standards established by us for the minimum projected return on investment;
-	the availability of alternate fuel sources; and
-	the intermediate transportation of gas.

Competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local gas gatherers.  Many of these competitors possess greater financial and other resources than we do.

The inability to control other associated entities could adversely affect our business. To the extent that TransCoastal does not operate all of its properties, our success depends in part upon operations on certain properties in which TransCoastal may have an interest along with other business entities.  Because we have no control over such entities, we are able to neither direct their operations, nor ensure that their operations on our behalf will be completed in a timely and efficient manner.  Any delay in such business entities’ operations could adversely affect our operations.

There Are Risks In Acquiring Producing Properties. Through our subsidiary TransCoastal we constantly evaluate opportunities to acquire oil and natural gas properties and frequently engage in bidding and negotiating for these acquisitions.  If successful in this process, we may alter or increase our capitalization through the issuance of additional debt or equity securities, the sale of production payments or other measures.  Any change in capitalization affects our risk profile.

A change in capitalization, however, is not the only way acquisitions affect our risk profile.  Acquisitions may alter the nature of our business.  This could occur when the character of acquired properties is substantially different from our existing properties in terms of operating or geologic characteristics.

Operating Hazards May Adversely Affect Our Ability To Conduct Business. TransCoastals operations are subject to risks inherent in the oil and gas industry, including but not limited to the following:

-	blowouts;
-	cratering;
-	explosions;
-	uncontrollable flows of oil, gas or well fluids;
-	fires;
-	pollution; and
-	other environmental risks.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations.  Governmental regulations may impose liability for pollution damage or result in the interruption or termination of operations.

Losses And Liabilities From Uninsured Or Underinsured Drilling And Operating Activities Could Have A Material Adverse Effect On Our Financial Condition And Operations. Although we intend to maintain several types of insurance to cover TransCoastal's operations, we may not be able to maintain adequate insurance in the future at rates we consider reasonable, or losses may exceed the maximum limits under our insurance policies.  If a significant event that is not fully insured or indemnified occurs, it could materially affect our financial condition and results of operations.

Compliance with environmental and other government regulations could be costly and could negatively impact production. TransCoastal's operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.  Without limiting the generality of the foregoing, these laws and regulations may:

-	require the acquisition of a permit before drilling commences;
-	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;
-	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, and other protected areas;
-	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and
-	impose substantial liabilities for pollution resulting from our operations.

The recent trend toward stricter standards in environmental legislation and regulation is likely to continue.  The enactment of stricter legislation or the adoption of stricter regulation could have a significant impact on our operating costs, as well as on the oil and gas industry in general.

TransCoastal's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  We could also be liable for environmental damages caused by previous property owners.  As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations.  We intend to continue to maintain insurance coverage for TransCoastal's operations, but we do not believe that insurance coverage for environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost.  Accordingly, we may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of our subsidiary's properties if certain environmental damages occur.

TransCoastal's operations are subject to United States federal, state and local laws and regulations relating to health, safety, transportation and protection of natural resources and the environment, including those relating to waste management and transportation and disposal of salt-water and other materials. For example, TransCoastal is subject to environmental regulation relating to the operation of their wells, which can pose some risks of environmental liability, including leakage from the wells to surface or subsurface soils, surface water or groundwater. Liability under these laws and regulations could result in cancellation of well operations, fines and penalties, expenditures for remediation, and liability for property damage and personal injuries.

Failure to comply with these laws and regulations could result in the assessment of significant administrative, civil or criminal penalties, imposition of cleanup and site restoration costs and liens, revocation of permits, and orders to limit or cease certain operations. In addition, certain environmental laws impose strict and/or joint and several liability, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time of those actions. Future events, such as the discovery of currently unknown matters, spills caused by future pipeline ruptures, changes in existing environmental laws and regulations or their interpretation, and more vigorous enforcement policies by regulatory agencies, may give rise to additional expenditures or liabilities, which could impair our operations and adversely affect our business and results of operations.

Improvements in or new discoveries of alternative energy technologies could have a material adverse effect on our financial condition and results of operations.  Because a significant part our business now depends on the level of activity in the oil and natural gas industry, any improvement in or new discoveries of alternative energy technologies (such as wind, solar, geothermal, fuel cells and biofuels) that increase the use of alternative forms of energy and reduce the demand for oil and natural gas could have a material adverse impact on our business, financial condition and results of operations. In addition, technological changes could decrease the quantities of water required for hydro fracturing operations or otherwise affect demand for our services.

Increased regulation of hydraulic fracturing, including regulation of the quantities, sources and methods of water use and disposal, could result in reduction in drilling and completing new oil and natural gas wells or minimize water use or disposal, which could adversely impact the demand for our services.

TransCoastal's success and thus our success depend, in large part, on our level of exploration and production of oil and gas. TransCoastal's operations use hydraulic fracturing to drill new oil and gas wells. Hydraulic fracturing is a process that is used to release hydrocarbons, particularly natural gas, from certain geological formations. The process involves the injection of water (typically mixed with significant quantities of sand and small quantities of chemical additives) under pressure into the formation to fracture the surrounding rock and stimulate movement of hydrocarbons through the formation. The process is typically regulated by state oil and gas commissions and has been exempt (except when the fracturing fluids or propping agents contain diesel fuels) since 2005 from United States federal regulation pursuant to the Safe Drinking Water Act.

The EPA is conducting a comprehensive study of the potential environmental impacts of hydraulic fracturing activities, and a committee of the United States House of Representatives is also conducting an investigation of hydraulic fracturing practices. The results of the EPA study and House investigation could lead to restrictions on hydraulic fracturing. The EPA is currently working on new guidance for application of the Safe Drinking Water Act permits for drilling or completing processes that use fracturing fluids or propping agents containing diesel fuels. In addition, the EPA proposed regulations under the federal Clean Air Act in July 2011 regarding certain criteria and hazardous air pollutant emissions from hydraulic fracturing wells and, in October 2011, announced its intention to propose regulations by 2014 under the federal Clean Water Act to regulate wastewater discharges from hydraulic fracturing and other gas production. Legislation has been introduced before Congress to provide for federal regulation of hydraulic fracturing, including, for example, requiring disclosure of chemicals used in the fracturing process or seeking to repeal the exemption from the Safe Drinking Water Act. If adopted, such legislation would add an additional level of regulation and necessary permitting at the federal level and could make it more difficult to complete wells using hydraulic fracturing. Similar laws and regulations with respect to chemical disclosure also exist or are being considered by the United States Department of Interior and in several states, including certain states in which we operate, that could restrict hydraulic fracturing.

Future United States federal, state or local laws or regulations could significantly restrict, or increase costs associated with hydraulic fracturing and make it more difficult or costly for producers to conduct hydraulic fracturing operations, which could result in a decline of our exploration and production. New laws and regulations, and new enforcement policies by regulatory agencies, could also expressly restrict the quantities, sources and methods of water use and disposal in hydraulic fracturing and otherwise increase our costs and our customers’ cost of compliance, which could minimize water use and disposal needs even if other limits on drilling and completing new wells were not imposed. Any decline in exploration and production or any restrictions on water use and disposal could result in a decline in our drilling and rework activity and have a material adverse effect on our business, financial condition, results of operations and cash flows.

You Should Not Place Undue Reliance On Reserve Information Because Reserve Information Represents Estimates. While estimates of the gas reserves, and future net cash flows attributable to those reserves, were prepared for our subsidiary TransCoastal by independent petroleum engineers, there are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of engineers.  Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner.  The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of many factors, including but not limited to, the following:

-	the available data;
-	assumptions regarding future oil and gas prices;
-	expenditures for future development and exploitation activities; and
-	engineering and geological interpretation and judgment.

Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and gas prices.  Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the estimates.  In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data.  For the reserve calculations, oil was converted to gas equivalent at six mcf of gas for one bbl. of oil.  This ration approximates the energy equivalency of gas to oil on a Btu basis. However, it may not represent the relative prices received from the sale of our oil and gas production.

The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in this document were prepared by independent petroleum engineers in accordance with the rules of the SFA69 and the SEC.  These estimates are not intended to represent the fair market value of our reserves.

There are risks inherent in reworking, completing and operating hydrocarbon wells. Reworking and completing hydrocarbon wells involves a degree of risk, and sometimes results in unsuccessful efforts, for a variety of reasons.  TransCoastal cannot control the outcome of operations entirely, and there can be no assurance that any operation will be successful.  The results of any well operations cannot be determined in advance.   A well may also be ruined or rendered unusable during operations due to technical or mechanical difficulties.  Should a well be successfully completed or perforated, there is still no assurance that the zone in which the well is completed or perforated will produce hydrocarbons at a rate that will support profitable operations.  All wells can encounter problems that render the well unusable, even after a period of successful operation.  There can be no assurance that TransCoastal will be able to successfully rework, complete or operate any specific well, or will be able to operate sufficient wells to achieve a consistent positive cash flow or to achieve profitability.

TransCoastal's exploration and development activities are subject to many risks which may affect its ability to profitably extract oil reserves or achieve targeted returns.  In addition, continued growth requires that it acquire and successfully develop additional oil reserves. Oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may negatively affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to negatively affect revenue and cash flow levels to varying degrees.

TransCoastal's Future Success Depends Upon Our Ability To Find, Develop And Acquire Additional Oil And Gas Reserves That Are Economically Recoverable. The rate of production from oil and natural gas properties declines as reserves are depleted.  As a result, TransCoastal must continually locate and develop or acquire new oil and gas reserves to replace those being depleted by production.  TransCoastal must do this even during periods of low oil and gas prices when it is difficult to raise the capital necessary to finance activities.  Without successful exploration or acquisition activities, our reserves and revenues will decline.  A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects. TransCoastal cannot guaranty that it will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, TransCoastal may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  TransCoastal cannot guaranty that commercial quantities of oil will be discovered or acquired by them.

Risks Related to TransCoastal's Debt

TransCoastal may not be able to generate sufficient cash flow to meet their debt service obligations. Our ability to make payments on our subsidiary's indebtedness, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and natural gas industry, general economic and financial conditions, competition in the markets where we operate, the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control. This risk could be exacerbated by any economic downturn or instability in United States and global credit markets.

We cannot assure you that our business will generate sufficient cash flow from operations to service our  subsidiary's outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

•	refinancing or restructuring our debt;

•	selling assets;

•	reducing or delaying acquisitions or capital investments; or

•	seeking to raise additional capital.

We may not be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, and implementing any such alternative financing plans may not allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy TransCoastal's debt obligations, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and future prospects for growth.

In addition, a downgrade in our credit rating would make it more difficult for us to raise additional debt financing in the future. However, such a credit downgrade would not have an effect on our currently outstanding senior secured credit facility.

The amount of our debt and the covenants in the agreements governing our debt could negatively impact our financial condition, results of operations and business prospects.

Our level of indebtedness, and the covenants contained in the agreements governing our debt, could have important consequences for our operations, including:

•	making it more difficult for us to satisfy our obligations under our indebtedness and increasing the risk that we may default on our debt obligations;

•
requiring us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

•	limiting management’s flexibility in operating our business;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	diminishing our ability to withstand successfully a downturn in our business or the economy generally;

•	placing us at a competitive disadvantage against less leveraged competitors; and

•	making us vulnerable to increases in interest rates, because certain debt will vary with prevailing interest rates.

We may be required to repay all or a portion of TransCoastal's debt on an accelerated basis in certain circumstances. If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the consequent acceleration of our obligation to repay outstanding debt. Our ability to comply with debt covenants and other restrictions may be affected by events beyond our control, including general economic and financial conditions.

In particular, under the terms of our indebtedness, we must comply with certain financial ratios and satisfy certain financial condition tests, several of which become more restrictive over time and could require us to take action to reduce our debt or take some other action in order to comply with them. Our ability to satisfy required financial ratios and tests can be affected by events beyond our control, including prevailing economic, financial and industry conditions, and we cannot assure you that we will continue to meet those ratios and tests in the future. A breach of any of these covenants, ratios or tests could result in a default under our indebtedness.

If we default, our credit facility lenders will no longer be obligated to extend credit to us and they could elect to declare all amounts outstanding under the indenture or senior secured credit facility, as applicable, together with accrued interest, to be immediately due and payable. The results of such actions would have a significant negative impact on our results of operations, financial position and cash flows.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under TransCoastal's senior secured credit facility bear interest at variable rates, exposing us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

The audited financial statements of TransCoastal and proforma financials showing the effect of the Claimsnet/TransCoastal business combination are attached as Exhibit 10.1 in this Current Report on Form 8-K.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 9, 2013 in connection with the acquisition of 93.03% of TransCoastal’s equity, Claimsnet issued 3,721,036 of our shares of Series F Preferred stock to the selling shareholders of TransCoastal. The Series F Preferred Stock is convertible into approximately 21,769,475 shares of our common stock contingent upon certain conditions, primarily our accomplishment of a future 200 to 1 reversal to our current common stock stockholders. The share purchase and exchange was accomplished under the exemptions provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, as all selling stockholders of TransCoastal are accredited investors as that term is defined under Rule 501 Regulation D, as amended, and each have executed an investment agreement that they are acquiring our shares for investment purposes only and not with an intention to resell.

Section 5-Corporate Governance and Management

Item 5.01 Change of Control

We issued a total of 3,721,036 of our Series F Preferred Stock ("Preferred Stock") in consideration for the TransCoastal selling stockholders 21,154,478 common stock shares of TransCoastal. The aforementioned shares represent 93.03% of the 22,740,590 total issued and outstanding common stock of TransCoastal. Each share of Preferred Stock issued has the attribute of having the voting right equal to 1170.076 shares of common stock thereby giving the selling TransCoastal stockholders control of the corporation with the ability to vote 99.2% of all the votes eligible to vote for any matter brought before our equity holders.

Our three new officers and directors, Mr. Stuart G. Hagler, Mr. David J. May, and Mr. W. A. Westmoreland in the aggregate control approximately 81.2 % of the eligible votes of our equity holders. Mr. Hagler holds 1,025,574, Mr. May holds1, 007,667 and Mr. Westmoreland holds 1,019,592 preferred shares giving them 27.3% 26.8% and 27.1 % of our voting stock respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013 John C. Willems, II and Thomas Michel both resigned as directors pursuant to the terms of the Purchase and Sale Agreement executed between us and TransCoastal.  Subsequently, Mr. Stuart G. Hagler, Mr. David J. May, and Mr. W. A. Westmoreland were appointed directors subject to the provisions of Rule 14f-1 by the remaining director Mr. Don Crosbie and were also elected officers of the company.

Stuart G. Hagler, 49, is a director and Chief Executive Officer and has been with the Company since its inception in August 1998. He is also the Manager and Member of TransCoastal Partners, LLC a company that manages oil and gas joint venture partnerships. In 1987 he received his Bachelor's degree in Economics from Southern Methodist University (SMU) in Dallas, Texas and in 2009 he received his Master's Degree in Business Administration from the same school.

David J. May, 49, is a director and President-Acquisitions and has been with the Company since it inception in August 1998. Mr. May is also a Manager and Member of TransCoastal Partners, LLC a company that manages oil and gas joint venture partnerships. Mr. May has experience in a variety of energy, equity and debt private placement vehicles used to fund the working and expansion capital needs of small development and growth companies.

W. A. Westmoreland, 51 years of age, is a director and President-Operations and has been with the Company since its inception in August 1998. Mr. Westmoreland is also a Manager and Member of TransCoastal Partners, LLC  a company that manages oil and gas joint venture partnerships.

On November 29, 2007, the California Department of Corporations issued a Desist and Refrain Order to Stuart G. Hagler ("Hagler"), David J. May ("May"), Wilbur A. ("Andy") Westmoreland ("Westmoreland"), TransCoastal Partners, LLC, and the Couba Du Large Joint Venture (the "D&R Order"). The D&R Order alleges that the Couba Du Large Joint Venture interests were offered and sold in California by TransCoastal and the named individuals "without being qualified in violation of [California] Corporations Code section 25110" (the California state-registration statute). On April 16, 2008, Hagler, May, Westmoreland, TransCoastal Partners, LLC, and the Couba Du Large Joint Venture entered into a Stipulation with the California Securities Commissioner, without admitting or denying any of the opinions or findings in the D&R Order, stipulating and agreeing to the finality of the D&R Order which prevents them from offering securities in California unless the securities are registered or exempt therefrom.

Additionally, Laura Bray resigned as Chief Financial Officer of Claimsnet as the parent company, and remained as was appointed controller of our wholly owned subsidiary, ANC Holdings LLC and corporate secretary.  Mr. Rick Hoover was appointed Chief Financial Officer of the parent company.

Judson “Rick” F. Hoover – 55, Chief Financial Officer. Prior to his recent appointment with Claimsnet Mr. Hoover from December 2004 to March 2007 served as Chief Financial Officer for Ness Energy International, a publicly traded oil and gas company with operations in Texas and Israel.  From June 2007 to June 2009, he served as Controller for Union Drilling, Inc., another publicly traded oil field services company, and from March 2011 to September 2012 he served as Chief Financial Officer for Sun River Energy, a publically traded independent oil and gas company. Mr. Hoover joined TransCoastal as Chief Financial Officer in January, 2013.

Mr. Hoover is a licensed CPA from the State of Colorado. Mr. Hoover has a B.S. in Accounting from the University of Colorado at Denver.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Designation of Preferred Stock

On May 8, 2013 we filed a preferred stock designation with the Delaware Secretary of State whereby our Series F Preferred Stock was created to facilitate the acquisition of TransCoastal Corporation. The designation, which contains the attributes of this series, was authorized by our Board of Directors through their authority to issue and determine the attributes of our authorized "blank check" preferred stock as described in our charter and current bylaws. A copy of the "as filed" designation is attached as Exhibit 3(i) to this Current Report and incorporated by reference herein.

As required by the terms of the Stock Purchase Agreement the Board of Directors adopted the following resolution effective upon closing of the acquisition of TransCoastal:

Bylaw Resolution and Amendment

RESOLVED, that effective upon the closing of the Amended Acquisition Agreement with TransCoastal Corporation, Section 2.1 of the Corporation’s Bylaws is amended by adding after the second sentence thereof the following:

“The number of Class I and Class II Directors shall be set from time to time by the Board.”

The bylaw change was effective on March 9, 2013.

The foregoing descriptions of the Amended Acquisition Agreement and the Series F Preferred Stock Designation are qualified in their entirety by reference to such Agreement and Designation, filed as Exhibits 10.2 and 3(i) respectively hereto and which are incorporated by reference herein.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On May 14, 2013, Claimsnet issued a press release reporting the pending acquisition of TransCoastal was completed. A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD.

Pursuant to General Instruction B.2 of Form 8-K, the information contained in Item 7.01 and in the press release exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Claimsnet, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Section 8 - Other Events

Item 8.01 Other Events.

As part of the terms of the Amended Acquisition Agreement, we entered into an Assignment and Assumption Agreement with our wholly owned subsidiary, ANC Holdings, LLC a Texas limited liability company whereby ANC acquired the assets and liabilities that comprised all of Claimsnet's operations. The effect of the assignment was to create a holding company whereby Claimsnet would have two operating subsidiaries; ANC which has our insurance claims operations and TransCoastal which has our oil and gas exploration and production operations.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)    Financial statements of business acquired.
The audited financial statements for TransCoastal Corporation, a Texas Corporation for the years ended December 31, 2011 and 2012 are attached hereto as Exhibit 99.1 and are incorporated by reference herein.

(b)   Pro forma financial information
The following unaudited pro forma condensed consolidated financial statements of TransCoastal, a Delaware Corporation consist of TransCoastal, a Texas Corporation, and TransCoastal (formerly known as Claimsnet), a Delaware Corporation of continuing operations for the year ended December 31, 2011 and 2012 (collectively, “Unaudited Pro Forma Condensed Consolidated Financial Statements”).

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented as if the acquisition had been completed on January 1, 2011.  The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for information purposes only and do not purport to reflect the results of operations that would have existed or occurred had such transaction taken place on the dates indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and the notes thereto as included in exhibit 99.2, including all reports on for 8-K as filed with the SEC for the registrant.

(d) EXHIBITS.

3(i) Designation of Series F Preferred Stock as filed with the Delaware Secretary State.*

10.1 Assignment and Assumption Agreement entered into on March 9, 2013 by Claimsnet.com, Inc. and ANC Holdings, LLC.*

10.2 Amended Acquisition Agreement by and between Claimsnet.com, Inc. and TransCoastal Corporation Incorporated by reference to the Registrant’s Form 10-Q filed on May 7, 2013.

10.3 Reserve Report dated as of January 1, 2013.

99.1 Fiscal Years 2011 and 2012 Audited Financial Statements of TransCoastal, a Texas Corporation. And Pro Forma Condensed Consolidated Financial Statements showing effect of the acquisition of TransCoastal Corporation*

99.2 Copy of press release issued May 14, 2013.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler
Title:	CEO